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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "Summary Historical Financial Information" and "Experts" in the Registration Statement (Form F-4 No. 333- ) and related Proxy Statement/Prospectus of Amdocs Limited for the registration of 9,454,940 shares of its ordinary shares and to the incorporation by reference therein of our report dated November 8, 1998, with respect to the consolidated financial statements of Amdocs Limited included in its Annual Report (Form 20-F) for the year ended September 30, 1998, filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP
St. Louis, Missouri
October 22, 1999